UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported):   March 13, 2013

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

6830 Old Dominion Drive
McLean, Virginia 22101
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:            (703)-893-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

 Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 13, 2013, Southern National Bancorp of Virginia, Inc., a Virginia corporation (the “Company”), informed KPMG LLP (“KPMG”) that KPMG will be dismissed as the Company’s independent registered public accounting firm effective as of March 13, 2013. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and the Board of Directors.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicated that the Company had not maintained effective internal control over financial reporting as of December 31, 2011 because of the effect of a material weakness on the achievement of the objectives of the control criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and contained an explanatory paragraph that identified the material weakness as related to the design and operating effectiveness of management’s controls over the review and assessment of the accounting for non-routine transactions. The audit report of KPMG on the effectiveness of internal control over financial reporting as of  December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2012 and 2011 and from January 1, 2013 through March 13, 2013, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as described above.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the "SEC"). The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG’s letter dated March 18, 2013 is filed as Exhibit 16.1 hereto.

(b)	Engagement of New Independent Registered Public Accounting Firm

Additionally, based on the Audit Committee’s approval, on March 13, 2013, the Company selected Dixon Hughes Goodman LLP (“Dixon Hughes Goodman”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013.

During the fiscal years ended December 31, 2011 and 2012, Dixon Hughes Goodman provided consulting services to the Company in regards to acquisition accounting and reporting and tax services.

During 2011, Dixon Hughes Goodman provided valuation assistance in regards to the FDIC indemnification asset recorded by the Company in relation to its FDIC-assisted acquisition of Greater Atlantic Bank on December 4, 2009. These valuation services included assisting management in the recasting of expected cash flows in relation to acquired loans and consultation on the on-going purchase accounting of Greater Atlantic Bank. For fiscal year end 2011, Dixon Hughes Goodman assisted management with the preparation of the year end tax provision and also prepared the 2011 tax returns for the Company.

During the fiscal year ended December 31, 2012, Dixon Hughes Goodman provided valuation services in relation to the Company’s FDIC-assisted acquisition of HarVest Bank of Maryland on April 27, 2012. These valuation services included assisting management in the recasting of expected cash flows in relation to acquired loans and consultation on the on-going purchase accounting of both Greater Atlantic Bank and HarVest Bank of Maryland. During 2012, Dixon Hughes Goodman provided consultations to management in regards to the internal audit function within the Company and also provided quarterly and year end assistance in regards to the tax provision.

From January 1, 2013 through March 13, 2013, neither the Company nor anyone on its behalf consulted Dixon Hughes Goodman regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Dixon Hughes Goodman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.  During the two most recent fiscal years ended December 31, 2012 and 2011 and from January 1, 2013 through March 13, 2013, neither the Company nor anyone on its behalf consulted Dixon Hughes Goodman regarding any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from KPMG LLP dated March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

Date: March 18, 2013
	By:	/s/ William H. Lagos
Name: William H. Lagos
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from KPMG LLP dated March 18, 2013.